Exhibit 99.1

Grubb & Ellis APARTMENT REIT

THIRD QUARTER INVESTOR UPDATE

2008 Q3

Grubb & Ellis Apartment REIT, Inc. has enjoyed a number of accomplishments since its offering began in the third quarter of 2006. This update will provide you with information regarding the activity of the REIT during the third quarter of 2008.

THIRD QUARTER ACCOMPLISHMENTS

- Raised $18.0 million of equity in the third quarter of 2008.
- Acquired Canyon Ridge Apartments, valued at $36.1 million, based on purchase price.
- Expanded portfolio to include a total of 13 properties with 3,531 units valued at approximately $341 million, based on purchase price.
- Acquired Grubb & Ellis Apartment REIT's first property in the metropolitan market of Nashville, Tennessee.
- Expanded portfolio to include properties in a total of eight major metropolitan markets.



Canyon Ridge Apartments
Nashville, TN

APARTMENT SECTOR

With a third quarter vacancy rate of 6.1 percent, apartment market fundamentals are the sturdiest of the four core property types (retail, industrial, office and apartment).[1]

In a typical economic cycle, apartments do not generally perform well, in or immediately after, a recession.[2] *During a recession, new graduates who cannot find jobs often double up with a roommate or move in with relatives to conserve cash, and at the end of a recession, low interest rates may attract renters into the housing market.*

This is not a typical economic cycle, however. Apartments are seeing a wave of renters, which include those who might otherwise consider homeownership but are most likely waiting for prices to fall further or are simply too nervous to buy right now.[3] *Hence, market fundamentals, although softening, are doing so at a gradual pace.*

[1] Chandon, Sam, PhD. "Apartment First Glance: Pre-Release Analysis of Third Quarter 2008 Reis Finding in the Apartment Sector." *Reis, Inc.* Third Quarter 2008. p.1.

[2] Ibid.

[3] Ibid.

2008 Q3 INVESTOR UPDATE





Q3 ACQUISITION PROPERTY HIGHLIGHT

Canyon Ridge Apartments

Located in the Nashville suburb of Hermitage, Tennessee, Canyon Ridge Apartments consists of approximately 341,000 rentable square feet situated on roughly 22.5 acres of land. Built in 2005, the gated community comprises 13 three-story buildings offering one-, two- and three-bedroom apartments as well as a community clubhouse. There are six floor plans available that vary in unit size from approximately 750 square feet to roughly 1,184 square feet.

Property amenities include a fitness center, cyber cafe, lap pool with surround sound, and two tanning salons. Unit features may include island kitchens with black granite counter tops, full-size washer and dryer connections, ceiling fans, walk-in closets and fireplaces.

Currently 90 percent occupied, the property provides parking for 644 passenger vehicles, split between attached and detached garages, carports and surface parking spaces.

Shares Sold and Equity Raised

Grubb & Ellis Apartment REIT has sold approximately 14.0 million shares of its common stock for more than $139 million as of September 30, 2008.

At the close of the third quarter 2008, Grubb & Ellis Apartment REIT has acquired a portfolio of 13 Class A multifamily communities valued at approximately $341 million, based on purchase price.

This newsletter contains certain forward-looking statements about the apartment sector and the company's portfolio. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing.

Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer manager for the Grubb & Ellis Apartment REIT offering. As of December 5, 2008.

Grubb & Ellis. APARTMENT REIT

(877) 888-7348 www.gbe-reits.com/apartment

To learn more, visit www.gbe-reits.com/apartment.